Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Falcon's Beyond Global, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Common Stock, par value $0.0001 per share	(1)	457(o)		$		$0.0001381	$
Fees to be Paid	Equity	Preferred Stock	(2)	457(o)				0.0001381
Fees to be Paid	Debt	Debt Securities	(3)	457(o)				0.0001381
Fees to be Paid	Other	Warrants	(4)	457(o)				0.0001381
Fees to be Paid	Other	Units	(5)	457(o)				0.0001381
Fees to be Paid	Other	Rights	(6)	457(o)				0.0001381
Fees to be Paid	Unallocated (Universal) Shelf		(7)	457(o)		$	$100,000,000.00	0.0001381		$13,810.00

Total Offering Amounts:							$100,000,000.00			13,810.00
Total Fees Previously Paid:
Total Fee Offsets:
Net Fee Due:										$13,810.00

__________________________________________
Offering Note(s)

(1)	There are being registered hereunder such indeterminate number of shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), preferred stock, debt securities, and warrants and rights to purchase any such securities, either individually or in units, as shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The securities registered also include such indeterminate number of shares of Class A Common Stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(2)	There are being registered hereunder such indeterminate number of shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), preferred stock, debt securities, and warrants and rights to purchase any such securities, either individually or in units, as shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The securities registered also include such indeterminate number of shares of Class A Common Stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(3)	There are being registered hereunder such indeterminate number of shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), preferred stock, debt securities, and warrants and rights to purchase any such securities, either individually or in units, as shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The securities registered also include such indeterminate number of shares of Class A Common Stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(4)	There are being registered hereunder such indeterminate number of shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), preferred stock, debt securities, and warrants and rights to purchase any such securities, either individually or in units, as shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The securities registered also include such indeterminate number of shares of Class A Common Stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(5)	There are being registered hereunder such indeterminate number of shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), preferred stock, debt securities, and warrants and rights to purchase any such securities, either individually or in units, as shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The securities registered also include such indeterminate number of shares of Class A Common Stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(6)	There are being registered hereunder such indeterminate number of shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), preferred stock, debt securities, and warrants and rights to purchase any such securities, either individually or in units, as shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The securities registered also include such indeterminate number of shares of Class A Common Stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(7)	There are being registered hereunder such indeterminate number of shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), preferred stock, debt securities, and warrants and rights to purchase any such securities, either individually or in units, as shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The securities registered also include such indeterminate number of shares of Class A Common Stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.